Exhibit 23.2

                                  [LETTERHEAD]




                                                June 16, 1997

Mr. Wayne  A. Whitham, Jr., Esquire
Williams, Mullen, Christian & Dobbins
1021 E. Cary St.
Richmond, VA 23219

                                  Re:     The Tredegar Trust Company /
                                          Independent Community Bankshares, Inc.

Dear Whit:

                          CONSENT OF INVESTMENT BANKERS

         We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our Opinion of Fairness dated June __, 1996, rendered to the Board of Directors of The Tredegar Trust Company in connection with its merger with Independent Community Bankshares, Inc. and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.

                                         Sincerely,

                                         SCOTT & STRINGFELLOW, INC.

                                         /s/ G. Jacob Savage
                                         --------------------------------------
                                         G. Jacob Savage III, CFA
                                         Managing Director
                                         Financial Institutions Group




[Richmond, Virginia]